Exhibit 99.12

CONSENT OF VANTAGE POINT ADVISORS, INC.

Board of Directors

Network Medical Management, Inc.

1668 S. Garfield Avenue

Alhambra, CA 91801

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated December 21, 2016, to the Board of Directors of Network Medical Management, Inc. (“NMM”) as Annex H to the joint proxy statement/prospectus included in the Registration Statement of Apollo Medical Holdings, Inc. (“ApolloMed”) on Form S-4 (the “Registration Statement) relating to the proposed merger involving NMM and ApolloMed, and (ii) references made to our firm and such opinion in such joint proxy statement/prospectus under the headings “Summary – Opinion of NMM’s Financial Advisor” and “The Merger – Opinion of NMM’s Financial Advisor.”

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

/s/ Vantage Point Advisors, Inc.

VANTAGE POINT ADVISORS, INC.

July 06, 2017